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                             STOCK INCENTIVE PLAN

                                      OF

                           AML COMMUNICATIONS, INC.

                     AS AMENDED AND RESTATED JUNE 24, 1998

          SECTION 1.  PURPOSE OF PLAN

          This Amended and Restated Stock Incentive Plan (this "Plan") is intended to serve as an incentive to, and to encourage stock ownership by, certain directors, officers and other persons employed by AML Communications, Inc., a Delaware corporation (the "Company"), so that they may acquire or increase their proprietary interests in the success of the Company and to encourage them to remain in the Company's service.

          SECTION 2.  PERSONS ELIGIBLE UNDER PLAN

          Any person, including any director of the Company, who is an employee of or consultant to the Company or any of its subsidiaries (an "Employee") and any director of the Company who is not an Employee (a "Nonemployee Director") shall be eligible to be considered for the grant of options hereunder (each an "Option"); provided that only persons who are employees of the Company shall be eligible to be considered for the grant of "Incentive Stock Options" (as defined herein).

          SECTION 3.  OPTIONS

          (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee or a Nonemployee Director that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of
(i) shares of Common Stock, par value $.01 per share, of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an Option.

          (b) Common Shares may be issued pursuant to an Option for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Option.

          (c) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Option granted under this Plan, which terms and conditions may include, among other things:
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               (i)   a provision permitting the recipient of such Option,
     including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Option, and/or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                     (A) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property,

                     (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Option, or

                     (C) the delivery of cash or a promissory note, the terms and conditions of which shall be determined by the Committee;

               (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Option, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

               (iii) any provisions required in order for such Option to qualify (A) as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended from (the "Code"), provided that the recipient of such Option is eligible under the Code to receive an Incentive Stock Option and/or (B) as performance based compensation described in Section 162(m) of the Code ("Performance-Based Compensation").

          (d) Notwithstanding any other provision of this Plan, no Employee shall be granted Options for in excess of 150,000 shares of Common Stock and no Nonemployee Director shall be granted Options in excess of 25,000 shares of Common Stock during any one calendar year. The limitation set forth in this
Section 3(d) shall be subject to adjustment as provided in Section 7 hereof, but only to the extent such adjustment would not affect the status of compensation attributable to Options hereunder as Performance-Based Compensation.

          SECTION 4.  STOCK SUBJECT TO PLAN

          (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 1,500,000, subject to adjustment as provided in Section 7 hereof.

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          (b)  The aggregate number of Common Shares issued and issuable pursuant to all Options (including Incentive Stock Options) granted under this Plan shall not exceed 1,500,000, subject to adjustment as provided in Section 7 hereof.

          (c) For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Options granted under this Plan shall at any time be deemed to be equal to the sum of the following:

               (i) the number of Common Shares that were issued prior to such time pursuant to Options granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Options and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

               (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Options granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Options or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

               (iii) the maximum number of Common Shares issuable at or after such time pursuant to Options granted under this Plan prior to such time.

          (d) The "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the Common Shares or such other security were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.

          SECTION 5.  DURATION OF PLAN

          Options shall not be granted under this Plan after November 1, 2005. Although Common Shares may be issued on or after November 1, 2005 pursuant to Options granted prior to such date, no Common Shares shall be issued under this Plan after October 31, 2015.

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          SECTION 6.  ADMINISTRATION OF PLAN

          (a) This Plan shall be administered by a committee (the "Committee") of the Board consisting of two or more directors, each of whom is a "non-employee director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time); provided, however,
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that in the event the Committee is not comprised of two or more "non-employee directors," then (i) the Committee shall only be authorized and empowered to recommend to the Board all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the things listed in
Section 6, (ii) all recommendations of the Committee relating to this Plan shall be subject to final approval by the Board and (iii) all references herein to the Committee shall be deemed to refer to the Board; provided further, that unless
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otherwise determined by the Board, with respect to any Option that is intended to qualify as Performance-Based Compensation, the Plan shall be administered by a committee consisting of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code).

          (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

               (i) adopt, amend and rescind rules and regulations relating to this Plan;

               (ii) determine which persons are Employees and to which of such Employees, if any, Options shall be granted hereunder;

               (iii) grant Options to Employees and Nonemployee Directors (provided that Nonemployee Directors shall not be eligible to be considered for the grant of Incentive Stock Options) and determine the terms and conditions thereof, including (A) the number of Common Shares issuable pursuant thereto and (B) the exercise price for any Option, provided that the exercise price of any option to purchase Common Shares shall not be less than the Fair Market Value of a Common Share on the date such option is granted, except that (1) the Committee may specifically provide that the exercise price of any such option may be higher or lower in the case of an option granted at the time an Employee commences employment with the Company in assumption and substitution of options issued by another company that are forfeited or cancelled at the time the Employee commences employment with the Company, and (2) in the event an Employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an option, the exercise price plus such cash amount shall equal or exceed 100% of the Fair Market Value of a Common Share on the date the option is granted;

               (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

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               (v)   interpret and construe this Plan and the terms and
     conditions of all Options granted hereunder.

          SECTION 7.  ADJUSTMENTS

          If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee may make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock and other Options thereafter granted under this Plan, and (c) to the extent permitted under Section 3(e) hereof, the maximum number of Common Shares for which options may be granted during any one calendar year; provided, however, that no adjustment shall be made under this Section 7
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to the number of Common Shares that may be acquired pursuant to outstanding
Incentive Stock Options or the maximum number of Common Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent such adjustment would result in such options being treated as other than Incentive Stock Options; provided further that no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Options hereunder by causing such compensation to be other than Performance-Based Compensation.

          SECTION 8.  AMENDMENT AND TERMINATION OF PLAN

          The Board may amend or terminate this Plan at any time and in any manner; provided, however, that no such amendment or termination shall deprive
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the recipient of any Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

          SECTION 9.  EFFECTIVE DATE OF PLAN

          The Stock Incentive Plan became effective on November 3, 1995. The amendments to the Stock Incentive Plan reflected in this Amended and Restated Stock Incentive Plan shall be effective as of June 24, 1998, the date upon which it was approved by the Board; provided, however, that no Options may be granted nor may Common Shares be issued under this Amended and Restated Stock Incentive Plan until it has been approved, directly or indirectly, by (a) the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware or (b) the written consent of the holders of a majority of the securities of the Company entitled to vote.

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